B4


                        SOUTHERN PERU COPPER CORPORATION

                                  Subsidiaries

                            (More than 50% ownership)

                                                                   Percentage of voting
                                                                     securities owned
                                                                    Or other bases of
                     Name of Company                                     control
                     ---------------                                     -------
PARENT:   Southern Peru Holdings Corporation (Delaware)

Registrant:  Southern Peru Copper Corporation (Delaware)

         Los Tolmos S.A.(Peru)                                               99.99
         Logistics Services Incorporated (Delaware)                         100.00
                  LSI-Peru, S.A. (Peru)                                      98.18
         Multimines Insurance Company, Ltd. (Bermuda)                       100.00

Not included in this listing are subsidiaries which in the aggregate would not constitute a significant subsidiary.